Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated October 24, 2024, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the funds listed in Appendix A for the year ended August 31, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 20, 2024

Appendix A

iShares Trust

1.	iShares Climate Conscious & Transition MSCI USA ETF

2.	iShares Currency Hedged MSCI Eurozone ETF

3.	iShares Currency Hedged MSCI Japan ETF

4.	iShares Emergent Food and AgTech Multisector ETF

5.	iShares ESG Advanced MSCI EAFE ETF

6.	iShares ESG Advanced MSCI EM ETF

7.	iShares ESG Advanced MSCI USA ETF

8.	iShares ESG Aware MSCI EAFE ETF

9.	iShares ESG Aware MSCI USA ETF

10.	iShares ESG Aware MSCI USA Growth ETF

11.	iShares ESG Aware MSCI USA Small-Cap ETF

12.	iShares ESG Aware MSCI USA Value ETF

13.	iShares ESG MSCI EM Leaders ETF

14.	iShares ESG MSCI USA Leaders ETF

15.	iShares MSCI Brazil Small-Cap ETF

16.	iShares MSCI China ETF

17.	iShares MSCI China Multisector Tech ETF

18.	iShares MSCI China Small-Cap ETF

19.	iShares MSCI Denmark ETF

20.	iShares MSCI Emerging Markets Quality Factor ETF

21.	iShares MSCI Emerging Markets Value Factor ETF

22.	iShares MSCI Finland ETF

23.	iShares MSCI Global Sustainable Development Goals ETF

24.	iShares MSCI India ETF

25.	iShares MSCI India Small-Cap ETF

26.	iShares MSCI Indonesia ETF

27.	iShares MSCI Ireland ETF

28.	iShares MSCI Japan Value ETF

29.	iShares MSCI Kuwait ETF

30.	iShares MSCI New Zealand ETF

31.	iShares MSCI Norway ETF

32.	iShares MSCI Peru and Global Exposure ETF

33.	iShares MSCI Philippines ETF

34.	iShares MSCI Poland ETF

35.	iShares MSCI Qatar ETF

36.	iShares MSCI Saudi Arabia ETF

37.	iShares MSCI UAE ETF

38.	iShares MSCI United Kingdom ETF

39.	iShares MSCI United Kingdom Small-Cap ETF

40.	iShares MSCI Water Management Multisector ETF

41.	iShares Paris-Aligned Climate MSCI USA ETF

42.	iShares Paris-Aligned Climate MSCI World ex USA ETF

2